Akers Biosciences Appoints Former Congressman Rob Andrews to the Board

THOROFARE, N.J. June 30, 2015 (GLOBE NEWSWIRE) -- Akers Biosciences, Inc. (NASDAQ: AKER) (AIM: AKR.L), (“Akers Bio” or the “Company”), a medical device company focused on reducing the cost of healthcare through faster, easier diagnostics, is pleased to announce the appointment of former congressman Robert E. “Rob” Andrews as a Non-executive Director of the Company. Mr. Andrews served as a Member of the U.S. House of Representatives from 1990 to 2014 as the Representative for New Jersey’s 1st congressional district.

During his time in the U.S. House of Representatives, Mr. Andrews served on the Committee on Armed Services, Committee on the Budget, and Committee on Education and Labor, where he served as Chairman of the Subcommittee on Health, Employment, Labor, and Pensions.

Mr. Andrews was a candidate for the Democratic nomination in the 2008 U.S. Senate election.

Mr. Andrews retired from the House in 2014 to take the position as Of Counsel at Dilworth Paxson LLP where he also chairs the Government Affairs Group. Mr. Andrews attended Cornell Law School from which he graduated magna cum laude in 1982.

“Rob has a deep understanding of the U.S. healthcare system,” said Raymond F. Akers, Jr. PhD, Co-founder and Executive Chairman. “Upon his departure from the House, President Obama praised his service as “an original author of the Affordable Care Act…and a vital partner in its passage and implementation.” With more Americans than ever gaining coverage, and Akers Bio producing reimbursable rapid diagnostic screening tests aimed at major medical conditions, Rob’s perspective and understanding will be extremely valuable to the Company,” continued Dr. Akers. “It is an honor to welcome Rob to the Board of Directors,” added Dr. Akers.

In addition, Mr. Andrews was appointed to the Company’s Governance and Nominating Committee, Compensation Committee and Audit Committee; and will serve as the Chairman of the Company’s Compensation Committee.

About Akers Biosciences, Inc.

Akers Biosciences develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbiosciences.com. Follow us on Twitter @AkersBio.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For more information:

Akers Biosciences, Inc.

Raymond F. Akers, Jr. PhD

Executive Chairman of the Board

Tel. +1 856 848 8698

Taglich Brothers, Inc. (Investor Relations)

Chris Schreiber

Tel. +1 917 445 6207

Email: cs@taglichbrothers.com

finnCap (UK Nominated Adviser and Broker)

Geoff Nash / Scott Mathieson (Corporate Finance)

Steve Norcross (Broking)

Tel. +44 (0)20 7220 0500

Vigo Communications (Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7016 9570

Email: akers@vigocomms.com